UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 13, 2007
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	0-17224	66-031262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-99.1 LETTER AND BOARD RESOLUTION

Item 7.01 Regulation FD Disclosure.
Doral Financial Corporation today received a communication with a purported “Board Resolution” that a purported entity called Atlas Monetary International Trust plans to introduce at the upcoming Doral Financial shareholder meeting to be held on July 17, 2007. The communication attached a proposed “Joint Resolution of the Board of Directors of Atlas Monetary International Trust and Doral Bank” that contemplates the purchase by Atlas Monetary International Trust of Doral Bank Puerto Rico. The Company considers the purported proposal to be entirely frivolous and incapable of action. The Company is filing this Form 8-K solely because it understands that there may be news reports of Atlas’ purported proposal, and wants investors to be able to see the full text themselves.
The Company understands that of the names identified in the proposed joint resolution as members of the board of trustees of Atlas Monetary International Trust, the “Irrevocable Trustee” is a convicted felon for grand theft and fraudulently passing a check. In addition, the “Irrevocable Trustee” and certain affiliates are defendants in a lawsuit for trademark infringement and false advertisement brought by Doral Financial, Doral Bank PR and Doral FSB, regarding the unauthorized use by defendants of the “Doral Bank” service mark. In July 2006, Doral obtained a preliminary injunction against the defendants.
If presented at the shareholders meeting, the proposed resolution will not be considered as it does not comply with the advance notice provisions of the Company’s bylaws.
Copies of the transmittal letter and purported proposed resolution are included as exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
99.1	Letter from and Board Resolution of Atlas Monetary International Trust.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: July 13, 2007	By:	/s/ Enrique R. Ubarri

	Name:	Enrique R. Ubarri
	Title:	Executive Vice President and
General Counsel